UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2006

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement

On May 26, 2006, the Company and Ludwig M. Guarino entered into an Employment Agreement (the “Agreement”). The following summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the Agreement, Mr. Guarino will continue in the employ of the Company for an indefinite period, provided, that either party may terminate the Agreement, on at least four (4) weeks prior written notice. Under the Agreement Mr. Guarino will serve as a Senior Vice President and Treasurer of the Company. Mr. Guarino will receive effective March 13, 2006, an annual salary at the rate of $275,000 plus increases, if any, at the Company’s sole discretion and will receive benefits regularly provided to similarly situated employees of the Company.  If Mr. Guarino is terminated at the Company's request, the Company will pay a severance payment of six (6) months at the salary rate then in effect and paid monthly over a period of (5) months.

Item 9.01                 Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Employment Agreement, dated May 26, 2006, between the Company and Ludwig M. Guarino.

S I G N A T U R E S

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: May 31, 2006	By: /s/ Howard B. Weinreich
Howard B. Weinreich, General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Employment Agreement, dated May 26, 2006, between the Company and Ludwig M. Guarino.